Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of July 15, 2020, is made by and between mPhase Technologies, Inc., a New Jersey corporation (“Company”) and Anshu Bhatnagar (“Holder”).

WHEREAS, pursuant to that certain Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) and the Transition Agreement (the “Transition Agreement”) each by and between the Company and the Holder and each dated January 11, 2019, the Holder is entitled to receive from the Company (i) the right to acquire 4% of the outstanding Common Stock of the Company at an exercise price of $0.0001 per share, which will vest in full upon the date of grant, which grant shall occur each time the Company’s revenue increase by $1,000,000, provided that such right will only vest up to the number of shares that would bring the total amount of Holder’s beneficial ownership of the Company’s Common Stock, as calculated on January 11, 2019 pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, up to, but not in excess of, eighty percent (80%) of the fully diluted Common Stock of the Company (the “Initial Warrants”) and (ii) the right to acquire the Common Stock of the Company that would increase the Holder’s beneficial ownership of the Company’s Common Stock, as calculated on January 11, 2019 pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, and after taking into consideration any Initial Warrants, to eighty percent (80%) of the outstanding shares of Common Stock of the Company, which right will vest in full upon the date of the grant which shall occur when any of the following events occur:

i.	the Company completes a stock or asset purchase of Scepter Commodities LLC; or
ii.	the Company completes a stock or asset purchase of any other entity, either of which, in the aggregate, together with prior revenue increases achieved by the Company, shall result in the consolidated revenues of the Company being not less than $15,000,000; or
iii.	the Company grows a similar business organically to include contracts generating revenues in excess of $15,000,000; or
iv.	the Company meets the listing requirement of either the NYSE or NASDAQ on the filing of a Form 10Q.

(the “Subsequent Warrants”);

WHEREAS, the Company has granted the Holder 2,620,899 shares (as adjusted for the 5,000 to 1 reverse stock split effective on May 22, 2019) of the Company’s Common Stock as initial compensation pursuant to the terms of the Transition Agreement for beginning employment with the Company as its Chief Executive Officer; and

WHEREAS, Holder has earned and the Company has granted the Holder Initial Warrants to purchase 37,390,452 shares (as adjusted for the 5,000 to 1 reverse stock split effective on May 22, 2019) of the Company’s Common Stock pursuant to the terms of the Transition Agreement and the Warrant Agreement; and

WHEREAS, pursuant to the terms of the Transition Agreement and the Warrant Agreement, Holder will continue to be entitled in the future to receive Initial Warrants if at any time Holder’s beneficial interest is less than eighty percent (80%) of the outstanding shares of Common Stock of the Company; and

WHEREAS, pursuant to the terms of the Transition Agreement, the Company issued to Holder warrants to purchase 5,650,708 shares of the Company’s Common Stock for a purchase price of $0.50 per share (the “Additional Warrants,” and together with the Initial Warrants and the Subsequent Warrants, the “Warrants”)); and

WHEREAS, the Company desires that Holder forfeit for cancellation and termination the Initial Warrants and the Additional Warrants and any right to receive Warrants in the future under the Transition Agreement and the Warrant Agreement in exchange for the issuance by the Company to Holder of 37,390,452 shares of the Company’s Common Stock (the “Exchange Stock”) which transaction is intended to make the Company’s capitalization more attractive to potential investors and to remove the uncertainty associated with any future grants of Warrants; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Holder and Company desire to cancel and terminate the Transition Agreement and the Warrant Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1. Terms of the Exchange. The Holder and Company irrevocably agree hereby, effective as of the Effective Date (as defined below), and without any further action on their part, that the Transition Agreement, Warrant Agreement, and the Warrants shall be cancelled and terminated, as applicable, and in exchange and full satisfaction therefor, the Holder shall be issued 37,390,452 shares of the Company’s Common Stock (“Holder’s Stock”) pursuant to the terms and conditions of this Agreement.

2. Waiver and Termination. Effective as of the date hereof, the Holder hereby waives any rights pursuant to the Transition Agreement and the Warrant Agreement, and the Company and the Holder agree and acknowledge that the Transition Agreement and the Warrant Agreement shall be cancelled and terminated, as applicable, as of the Effective Date and neither party shall have any further rights or obligations under the Transition Agreement and the Warrant Agreement as of the Effective Date.

3. Closing. Upon satisfaction of the conditions set forth herein and upon receipt of all closing deliverables set forth in this Section 3, unless waived by the Company and the Holder, a closing (the date of such closing sometimes referred to herein as the “Closing Date” or the “Effective Date”) shall occur at the offices of mPhase Technologies, Inc., 9841 Washingtonian Blvd., Suite 390, Gaithersburg, MD 20878, or such other location as the parties shall mutually agree. On or before the Closing Date, Holder shall deliver to the Company the Transition Agreement, as applicable, and the Company shall deliver to Holder certificates representing 37,390,452 shares of Common Stock. On the Effective Date, any and all obligations of the Company to Holder under the Transition Agreement shall be fully satisfied, the Transition Agreement shall be cancelled and of no further force or effect and Holder will have no remaining rights, powers, privileges, remedies or interests in or pursuant to the Transition Agreement.

4. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5. Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a. Authorization; Enforcement. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and any other documents or agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c. Information Regarding Holder. Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Common Stock. Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

d. Legend. The Holder understands that the Common Stock have been issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Common Stock shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED, EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

e. Removal of Legends. Certificates evidencing the Common Stock shall not be required to contain the legend set forth in Section 5(d) above or any other legend (i) while a registration statement covering the resale of such Common Stock is effective under the Securities Act, (ii) following any sale of such Common Stock pursuant to Rule 144 (as defined herein) (assuming the transferor is not an affiliate of the Company), (iii) if such Common Stock is eligible to be sold, assigned or transferred under Rule 144 and the Holder is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Common Stock is eligible for sale, assignment or transfer under Rule 144), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Common Stock may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than five (5) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 5(e), as directed by the Holder, either credit the aggregate number of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or issue a certificate without a legend for the aggregate number of Common Stock to which the Holder shall be entitled. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Common Stock and the removal of any legends with respect to any Common Stock in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

f. Restricted Securities. The Holder understands that: (i) the Common Stock has not been and will not be registered under the Securities Act or any state securities laws and, consequently, Holder may have to bear the risk of owning the Common Stock for an indefinite period of time because the Common Stock may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in form reasonably acceptable to the Company, to the effect that such Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Common Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Common Stock under circumstances in which the seller (or the Person (as defined herein) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Common Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Investment Representations. Holder is acquiring the Common Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of the Common Stock; and Holder has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel.

h. Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Holder.

6. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and any other Transaction Documents to which the Company is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection therewith and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c. No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation, as amended, or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Amended and Restated Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The OTC Markets (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

d. No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement or, in respect of notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as disclosed in any of the reports, schedules, forms, statements or other documents required to be filed by the Company with the Commission under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”), including the rules and regulations promulgated thereunder, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Company’s common stock in the foreseeable future.

e. Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Common Stock is exempt from registration under the Securities Act. The offer and issuance of the Common Stock is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Transaction Documents.

f. Issuance of Common Stock. The issuance of the Common Stock is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued, fully paid and non-assessable and free from all liens, charges and other encumbrances with respect to the issue thereof, other than as a result of any action of the Holder or under federal or state securities laws.

g. Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid by the Company in connection with the issuance of the Common Stock to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

7. Release by the Holder. In consideration of the foregoing, Holder and each of Holder’s respective related parties, affiliates, successors and assigns (collectively, the “Releasing Parties”) hereby forever releases, remises, acquits and discharges each of the Company and its Subsidiaries, as well as each of their respective officers, directors, principals, control persons, affiliates, stockholders, past and present employees and agents, insurers, predecessors in interest, successors, and assigns (collectively, the “Company Parties”), from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, costs, loss of services, expenses, compensation, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities and demands whatsoever, in law, admiralty or equity, which any of the Releasing Parties ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under or related to the Exchange Securities or any other Transaction Documents. It is the intention of the Releasing Parties that this release is a general release with regard to the performance, services, or fulfillment of duties of any kind, and shall be effective as a bar to each and every claim, demand, or cause of action that any of the Releasing Parties may now, or ever, have against the Company Parties arising out of, related to, or in any way connected with the relationship of the parties on or before the date hereof or arising out of or in connection with the Exchange Securities or any other Transaction Documents. The Releasing Parties recognize that they may have some claim, demand, or cause of action against the Company Parties of which they are totally unaware and unsuspecting, and that the Releasing Parties are giving up such claims, demands, and causes of action by execution of this release. It is the intention of the Releasing Parties in executing this release that it will deprive each of them of each such unknown claim, demand, and cause of action, and prevent any of them from ever asserting such unknown claim, demand, or cause of action against any of the Released Parties. It being understood that this Section shall not limit the Holder from taking action for matters with respect to this Agreement.

8. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by the Holder without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by overnight courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to Holder, at such Holder’s address, facsimile number or electronic mail address set forth in the Company’s records, or at such other address, facsimile number or electronic mail address as such Holder may designate by five (5) days’ advance written notice to the other parties hereto; or (b) if to the Company, to its address, facsimile number or electronic mail address set forth below, or at such other address, facsimile number or electronic mail address as the Company may designate by five (5) days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon delivery, on the date that is three (3) days following the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail.

If to the Company, to:	mPhase Technologies, Inc.
9841 Washingtonian Boulevard, #390
Gaithersburg, MD 20878

f. Expenses. Except as otherwise set forth herein, the parties hereto shall pay their own costs and expenses in connection herewith.

g. Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. In the event of a conflict between this Agreement and any other Transaction Document, this Agreement shall prevail. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i. Reporting Status. Until the date on which the Holder no longer holds Common Stock, the Company shall use its best efforts to timely file all reports required to be filed with the Commission pursuant to the Exchange Act.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MPHASE TECHNOLOGIES, INC.

By:
Name:
Title:

HOLDER: ANSHU BHATNAGAR

Address for Notices:

__________________________________
__________________________________
__________________________________

Social Security: _______________________

Copies To:

Address for delivery of Common Stock:

__________________________________
__________________________________
__________________________________

- 9 -